UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2016

Apricus Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, CA		92130
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (858) 222-8041

(Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Explanatory Note

On January 13, 2016, Apricus Biosciences, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report, among other things, the Company’s entry into subscription agreements (the “Subscription Agreements”) with certain purchasers pursuant to which it agreed to sell an aggregate of 11,363,640 shares of its common stock (the “Shares”) and warrants (the “Warrants”) to purchase up to an additional 5,681,818 shares of its common stock (the “Warrant Shares”) to the purchasers for an aggregate offering price of $10 million (the “Offering”). This Amendment No. 1 on Form 8-K/A to the Original Form 8-K is being filed to (i) file the legal opinion of Brownstein Hyatt Farber Schreck, LLP, Nevada counsel to the Company, regarding the Common Shares and the Warrant Shares to be sold in the Offering, (ii) file the legal opinion of Latham & Watkins LLP, counsel to the Company, regarding the Warrants to be sold in the Offering and (iii) update the disclosure to reflect that the First Closing occurred on January 13, 2016. Copies of the opinions are filed as Exhibits 5.1 and 5.2, respectively, to this Amendment No. 1 on Form 8-K/A.

Item 1.01.	Entry into a Material Definitive Agreement.

On January 12, 2016, Apricus Biosciences, Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with certain purchasers pursuant to which it agreed to sell an aggregate of 11,363,640 shares of its common stock (the “Shares”) and warrants (the “Warrants”) to purchase up to an additional 5,681,818 shares of its common stock (the “Warrant Shares”) to the purchasers for an aggregate offering price of $10 million (the “Offering”). Each Share is being sold together with 0.50 of a Warrant to purchase one Share of common stock, at a combined offering price of $0.88 per Share and related Warrant.

The Warrants will have an exercise price of $0.88 per share, will be exercisable beginning six months and one day after the date of issuance and will expire on the seventh anniversary of the date of issuance. The right of holders of the Warrants, other than Sarissa Capital Management LP and its affiliates (the “Sarissa Investors”), to exercise the Warrants for the Warrant Shares will be subject to a beneficial ownership limitation of (i) 4.99% during any period of time in which the holder’s beneficial ownership of common stock is less than 5% (the “4.99% Limitation”) and (ii) 9.99% during any period of time in which the holder’s beneficial ownership of common stock is less than 10% (the “9.99% Limitation”). The 4.99% Limitation and the 9.99% Limitation may be increased or decreased by a holder of the Warrants to any percentage after providing sixty-one (61) days’ advance notice of such increase or decrease to the Company.

The Offering is expected to take place in separate closings. The first closing (the “First Closing”) occurred on January 13, 2016. At the First Closing, the Company sold an aggregate of 2,528,411 Shares and Warrants to purchase up to 1,264,204 Warrant Shares, for aggregate gross proceeds of $2.2 million. The remaining Shares and Warrants will be sold in one or more subsequent closings (each a “Subsequent Closing”), provided that prior to the Company’s sale of 7,073,865 Shares and Warrants to purchase up to 3,536,932 Warrant Shares for expected gross proceeds of approximately $6.2 million, (i) the Company shall have received stockholder approval pursuant to the rules of the Nasdaq Stock Market, and (ii) unless waived by the purchasers, the weighted average price of the Company’s stock as of such Subsequent Closing shall be at least $0.704 per share (the “Minimum Price Condition”), in addition to other customary closing conditions. The Company has agreed to hold a special meeting of its stockholders for the purpose of obtaining such stockholder approval no later than April 1, 2016. The sale of the remaining Shares and Warrants to Aspire Capital Fund, LLC (“Aspire”) for expected gross proceeds of approximately $1.6 million may occur earlier upon Aspire’s request, subject to the Minimum Price Condition and other customary closing conditions.

In addition in connection with the Offering, on January 12, 2016, the Company has entered into a warrant amendment (the “Warrant Amendment”) with the holders (the “Holders”) of the Company’s warrants to purchase common stock issued in February 2015 (the “February Warrants”), including the Sarissa Investors, pursuant to which the exercise price of the February Warrants is being reduced to $0.88 per share, and the date upon which such February Warrants become exercisable is being changed to six months and one day from the date of the First Closing for this Offering. The Warrant Amendment with respect to a given Holder is conditioned upon the First Closing of the Offering for such Holder, and to the extent the First Closing for such Holder does not occur, the Warrant Amendment shall be null and void with respect to such Holder.

In connection with the Company’s sale of securities to the Sarissa Investors in February 2015, the Company granted the Sarissa Investors preemptive rights to participate in future equity issuances by the Company, subject to certain exceptions, so as to maintain the Sarissa Investors’ then-current percentage beneficial ownership of the Company’s common stock. The Company also granted the Sarissa Investors the right, but not the obligation, to appoint a member to the Board of Directors of the Company. The Sarissa Investors will continue to have these preemptive and board rights pursuant to the Subscription Agreements and such rights will continue until the Sarissa Investors cease to beneficially own at least 4,635,878 shares of common stock. Upon request by the Sarissa Investors, the Company is required to use commercially reasonable efforts to have a registration statement on Form S-3 filed and declared effective with respect to the resale of the shares of common stock owned by the Sarissa Investors. In addition, in connection with the Subscription Agreements for this Offering, the Company and the Sarissa Investors agreed that the Sarissa Investors will no longer have a consent right on the Company’s ability to sell shares of common stock under its committed equity financing facility with Aspire Capital Fund, LLC, which such consent right was previously granted pursuant to the February 2015 financing.

In addition, pursuant to the terms of the Subscription Agreement with the Sarissa Investors, from the date of the Subscription Agreement until the earlier of the termination of such agreement and the Subsequent Closing with the Sarissa Investors, the Company has agreed not to, without the prior consent of the Sarissa Investors, (i) issue, sell, purchase or redeem, any equity or equity-linked securities of the Company, subject to certain exceptions for the issuance of stock and stock options under the Company’s equity plans, (ii) adopt or propose any change in its Articles of Incorporation, By-laws or comparable organizational documents, or (iii) incur, assume or guarantee any indebtedness for borrowed money or otherwise if the principal amount of all such indebtedness so incurred, assumed or guaranteed would exceed $1.0 million in the aggregate, among other matters.

The offer and sale of the Shares and Warrants was made pursuant to the Company’s shelf registration statement on Form S-3 (SEC File No. 333-198066), which became effective on August 25, 2014 (the “Shelf Registration Statement”), and a prospectus supplement thereto dated January 12, 2016.

The foregoing summaries of the Subscription Agreements, the Warrants and the Warrant Amendment are subject to, and qualified in their entirety by reference to, the Subscription Agreements, which are attached hereto as Exhibits 10.1,10.2 and 10.3, the Form of Warrants, which are attached hereto as Exhibits 4.1 and 4.2, and the Warrant Amendment, which is attached hereto as Exhibit 4.3, and are incorporated herein by reference.

The Company issued a press release on January 13, 2016 announcing the Offering. The Company’s press release is filed herewith as Exhibit 99.1.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 12, 2016, the board of directors of the Company determined that it was in the best interests of the Company and its stockholders to amend the Fourth Amended and Restated Bylaws of the Company (the “Bylaws”), and by resolution authorized, approved and adopted an amendment to the Bylaws (the “Bylaw Amendment”). The Bylaw Amendment became effective immediately upon its adoption.

The Bylaw Amendment amends Article II, Section 2.7 of the Bylaws to reduce the quorum requirement for a meeting of stockholders from a majority of the outstanding shares of the Company entitled to vote, represented in person or by proxy, to 33 1/3% of the outstanding shares of the Company entitled to vote, represented in person or by proxy. The above description of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the Bylaw Amendment, which is attached hereto as Exhibit 3.1.

The Company cautions you that this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, as amended. Statements in this report and the press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things: the Company’s expectations on the completion, timing and size of the Offering, the expected gross proceeds from the Offering and the Company’s development plans for its product candidates. Actual results could differ from those projected in any forward-looking statements due to a variety of reasons that are outside the control of the Company, including, but not limited to: risks and uncertainties related to the Offering, including those associated with stockholder approval of the sale of shares and warrants at a Subsequent Closing and the satisfaction of other closing conditions; the Company’s ability to further develop its products and product candidates, as well as the timing of such events; the Company’s ability to carry out clinical studies for its product candidates, as well as the timing and success of the results of such studies; the Company’s ability to obtain and maintain intellectual property protection for its products and product candidates; the Company’s ability to obtain the requisite governmental approval for its product candidates; the Company’s ability to raise additional funding that it may need to continue to pursue its commercial and business development plans; fluctuations and volatility in the Company’s stock price, including as a result of the issuance and possible resale of the shares issued in this transaction; and market conditions. These forward-looking statements are made as of the date of this report, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Readers are urged to read the risk factors set forth in the Company’s most recent annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q, and other filings made with the SEC. Copies of these reports are available from the SEC’s website at www.sec.gov or without charge from the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1*	Bylaw Amendment

4.1*	Form of Warrant issued to Sarissa Capital Domestic Fund LP and Sarissa Capital Offshore Master Fund LP

4.2*	Form of Warrant issued to other purchasers

4.3*	Form of Warrant Amendment

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP

5.2	Opinion of Latham & Watkins LLP

10.1*	Subscription Agreement dated January 12, 2016, among the Company, Sarissa Capital Domestic Fund LP and Sarissa Capital Offshore Master Fund LP

10.2*	Subscription Agreement dated January 12, 2016, between the Company and Aspire Capital.

10.3*	Subscription Agreement dated January 12, 2016, between the Company and additional purchaser.

23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1)

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.2)

99.1*	Press Release dated January 12, 2016

*	Previously filed.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apricus Biosciences, Inc.

Date: January 13, 2016	By:	/s/ Richard W. Pascoe
Name: Richard W. Pascoe
Title: Chief Executive Officer & Secretary